                                  EXHIBIT 21


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                      SUBSIDIARIES OF BALDWIN & LYONS, INC.
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                                                          STATE OR
                                                        JURISDICTION
                                                      OF ORGANIZATION
                       NAME                           OR INCORPORATION
-----------------------------------                   ----------------

Protective Insurance Company                              Indiana

Sagamore Insurance Company (1)                            Indiana

B & L Insurance, Ltd.                                     Bermuda

Baldwin & Lyons, California                               California

Low Pay Insurance Agency, Inc. (2)                        Indiana






(1)   Wholly-owned subsidiary of Protective Insurance Company

(2)   Wholly-owned subsidiary of Sagamore Insurance Company